Exhibit 10.2

EXECUTION VERSION

GUARANTY AGREEMENT

This Guaranty Agreement (this “Guaranty”) is made as of March 31, 2015 by Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia, Canada (“Guarantor”), in favor of TerraForm AP Acquisition Holdings, LLC, a Delaware limited liability company (the “Beneficiary”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Membership Interest Purchase Agreement (defined below).

RECITALS

WHEREAS, the Beneficiary and Atlantic Power Transmission, Inc., a Delaware corporation (the “Seller”), have entered into that certain Membership Interest Purchase Agreement of even date herewith (the “Membership Interest Purchase Agreement”), pursuant to which the Beneficiary shall, subject to the terms and conditions set forth therein, acquire from the Seller one hundred percent (100%) of the issued and outstanding membership interests in TerraForm AP Holdings, LLC, a Delaware limited liability company;

WHEREAS, Guarantor directly owns 100% of the issued and outstanding equity interests in the Seller and will therefore receive financial and other benefits from the transactions contemplated by the Membership Interest Purchase Agreement;

WHEREAS, the Beneficiary has required as a condition, among others, to entering into the Membership Interest Purchase Agreement that Guarantor execute and deliver this Guaranty to the Beneficiary; and

WHEREAS, Guarantor has agreed to enter into this Guaranty to provide assurance for the payment obligations of the Seller in connection with the Membership Interest Purchase Agreement, and to induce the Beneficiary to enter into the Membership Interest Purchase Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Guaranty.

(a)                                 For value received and in consideration of the transactions contemplated by the Membership Interest Purchase Agreement, Guarantor absolutely, unconditionally and irrevocably guarantees for the benefit of the Beneficiary and its permitted successors and assigns, the full and prompt payment of all payment obligations of the Seller under the Membership Interest Purchase Agreement (collectively, the “Guaranteed Obligations”) as and when the same shall become due in accordance with the Membership Interest Purchase Agreement.  Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

(b)                                 Any and all payments by Guarantor hereunder shall be made free and clear of, and without reduction for, any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes, charges or levies which arise from the payment of Guarantor hereunder.

(c)                                  Notwithstanding anything herein to the contrary:

(i)                               Guarantor shall not be required to make a payment in respect of any Guaranteed Obligation while the validity and existence of such Guaranteed Obligation is being disputed in good faith by the Seller in accordance with the relevant provisions of the Membership Interest Purchase Agreement; and

(ii)                            Guarantor’s liability in respect of any Guaranteed Obligation shall not exceed the liability of the Seller with respect to such Guaranteed Obligation under the Membership Interest Purchase Agreement.

2.                                      Obligations Absolute and Unconditional.  Guarantor hereby agrees that its obligations under this Guaranty shall be irrevocable, continuing, absolute, and unconditional, irrespective of, and the Guaranteed Obligations of Guarantor shall not be discharged or impaired or otherwise effected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now in the future) by reason of:

(a)                                 the illegality, lack of validity, enforceability, avoidance, or subordination of any of the Guaranteed Obligations or the Membership Interest Purchase Agreement;

(b)                                 the absence of any attempt by, or on behalf of, the Beneficiary, to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations whether from or against the Seller or any other Person;

(c)                                  the election of any remedy available under the Membership Interest Purchase Agreement or applicable Laws by, or on behalf of, the Beneficiary with respect to all or any part of the Guaranteed Obligations;

(d)                                 the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Beneficiary, with respect to any provision of the Membership Interest Purchase Agreement;

(e)                                  any change in the legal or beneficial ownership, or the existence or structure as a partnership or other entity, of the Seller or any other Person now or hereafter liable with respect to any of the Guaranteed Obligations (including, without limitation, any consolidation or amalgamation with, any merger with or into, or any transfer of all or substantially all the assets of the Seller or such other Person to, another Person);

(f)                                   the disallowance, under Section 502 of the Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), of all or any portion of the claims against the Seller held by the Beneficiary, for payment of all or any part of the Guaranteed Obligations;

(g)                                  the operation of the automatic stay under Section 362(a) of the Bankruptcy Code with respect to the Seller; or

(h)                                 to the fullest extent permitted by applicable Law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

3.                                      Enforcement; Application of Payments.  In the case of any failure by the Seller to pay any Guaranteed Obligation in accordance with the terms of the Membership Interest Purchase Agreement, Guarantor hereby agrees that, upon receipt of written notice from the Beneficiary of such failure, Guarantor will promptly make payment of such Guaranteed Obligations owing to the Beneficiary without first proceeding against the Seller or any other Person.  Any amounts received by the Beneficiary hereunder shall be applied to the Guaranteed Obligations.

4.                                      Waivers and Acknowledgments.

(a)                                 Guarantor unconditionally and irrevocably hereby waives any right to revoke this Guaranty, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Seller or any other Person (other than Guarantor to the extent required by the Bankruptcy Code), protest or notice with respect to the Guaranteed Obligations, all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other notices or demands whatsoever (and shall not require that the same be made on the Seller as a condition precedent to Guarantor’s obligations hereunder).

(b)                                 The Beneficiary is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of the Membership Interest Purchase Agreement (including the addition or substitution of any Person now or hereafter liable with respect to any Guaranteed Obligation); (ii) to accept partial payments on all or any part of the Guaranteed Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranties of all or any part of the Guaranteed Obligations; (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Guaranteed Obligations or any other guaranty of all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations or for any such guaranty, irrespective of the effect on the contribution or subrogation rights of Guarantor.  Any of the foregoing may be done in any manner, without affecting or impairing the obligations of Guarantor hereunder.

5.                                      Reinstatement.  Guarantor further agrees that, to the extent that the Seller makes a payment or payments of Guaranteed Obligations to the Beneficiary, which payment or payments of Guaranteed Obligations, or any part thereof are subsequently rescinded, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Seller, or its trustee, receiver or any other party, including, without limitation, Guarantor under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

6.                                      Subrogation.  Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been paid in full.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to such Guaranteed Obligations in accordance with the terms of the Membership Interest Purchase Agreement.  If (i) Guarantor shall make payment to the Beneficiary of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations shall be paid in full, the Beneficiary will, at Guarantor’s request and expense, execute and deliver, or will cause to be executed and delivered, to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor.

7.                                      Enforcement; Amendments; Waivers.  No delay on the part of the Beneficiary in the exercise of any right or remedy arising under this Guaranty, the Membership Interest Purchase Agreement or otherwise with respect to all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by the Beneficiary of any such right or remedy shall preclude any further exercise thereof.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Beneficiary or Guarantor, except as expressly set forth in a writing duly signed and delivered by the Beneficiary and Guarantor.  Failure by the Beneficiary at any time or times hereafter to require strict performance by the Seller of all or any part of the Guaranteed Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in the Membership Interest Purchase Agreement shall not waive, affect or diminish any right of the Beneficiary at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Beneficiary (or its agents, officers or employees), unless such waiver is contained in an instrument in writing from the Beneficiary directed and delivered to the Seller or Guarantor, as applicable, specifying such waiver, and is signed by the Beneficiary.  No waiver of any default in the Guaranteed Obligations by the Beneficiary shall operate as a waiver of any other default of the Guaranteed Obligations or the same default of the Guaranteed Obligations on a future occasion.

8.                                      Effectiveness; Termination.  This Guaranty shall become effective against Guarantor upon its execution by Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until (and, notwithstanding anything contrary continued herein, Guarantor shall be automatically released and this Guaranty shall be automatically terminated without further act of Guarantor or the Beneficiary upon) the earliest to occur of (i) payment in full of the Guaranteed Obligations, subject to automatic reinstatement if any payment by the Seller in respect of the Guaranteed Obligations is rescinded or returned, (ii) the date on which all indemnification obligations of the Seller have been terminated pursuant to the terms of the Membership Interest Purchase Agreement, (iii) the date of termination of the Membership Interest Purchase Agreement if terminated pursuant to Section 10.1 thereof, (iv) the date of termination of this Guaranty in writing by and among Guarantor and the Beneficiary, and (v) the date that is five (5) years after the Closing Date.

9.                                      Successors and Assigns.  This Guaranty shall be binding upon Guarantor and upon the successors and permitted assigns of Guarantor and shall inure to the benefit of the Beneficiary and its respective successors and permitted assigns under and in accordance with the terms of the Membership Interest Purchase Agreement.

10.                               Consent to Assignment; Exceptions.  Guarantor may not assign its rights or delegate its obligations under this Guaranty, in whole or in part, without the prior written consent of the Beneficiary, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of Guarantor’s rights and obligations hereunder in whatever form Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Guarantor’s assets and business and that assumes such obligations by contract, operation of law or otherwise.  Upon any such delegation and assumption of obligations, Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

11.                               Governing Law. This Guaranty shall be governed by and construed in accordance with the Laws of the State of New York, without regard to any conflict of laws provisions thereof that would result in the application of the Law of another Jurisdiction.

12.                               Certain Consents and Waivers.

(a)                                 Jurisdiction and Venue.  Each of Guarantor and the Beneficiary hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, New York, New York, in any action or proceeding arising out of or relating to this Guaranty.  Each of Guarantor and the Beneficiary waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each of Guarantor and the Beneficiary agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 13.  Nothing in this Section 12, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.  Each of Guarantor and the Beneficiary agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(b)                                 Waiver of Jury Trial.  EACH OF GUARANTOR AND THE BENEFICIARY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY

RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.                               Notices.  All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered United States mail or sent by telecopier or other electronic means as follows:

(i)                                     if to Guarantor, to:

Atlantic Power Corporation
One Federal Street, 30th Floor

Boston, MA 02110

Facsimile No.: 617-977-2410

Attention:  Jeffrey S. Levy, Senior Vice President,

Legal

Email: jlevy@atlanticpower.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

Facsimile No.: 617-341-7701

Attention: Mitchell D. Carroll

Email: mcarroll@morganlewis.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060

Facsimile No.: 212-309-6001

Attention: Lisa M. Campisi

Email: lcampisi@morganlewis.com

(ii)                                  if to the Beneficiary, to:

TerraForm Power

7550 Wisconsin Ave, 9th Floor

Bethesda, MD 20814

Facsimile No.: 240-762-7900

Attention: Legal Department, Anne Marie DeMent

E-mail address: ADeMent@terraform.com

with a copy (which shall not constitute notice) to:

Chadbourne & Parke LLP

1200 New Hampshire Ave NW

Washington, DC 20026

Facsimile No.: 202-974-6774

Attention: Keith Martin

E-mail Address: kmartin@chadbourne.com

or, as to each party, at such other address as designated by such party in a written notice to the other party.  Notice given by personal delivery, mail or overnight courier pursuant to this Section 13 shall be effective upon physical receipt.  Notice given by facsimile or electronic means pursuant to this Section 13 shall be effective as of (i) the date of confirmed delivery if delivered before 5:00 p.m. Eastern Time on any Business Day or (ii) the next succeeding Business Day if confirmed delivery is after 5:00 p.m. Eastern Time on any Business Day or during any non-Business Day; provided, in each case, such transmission is promptly confirmed by either personal delivery, mail or overnight courier.

14.                                    Severability.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Guaranty shall be prohibited by or invalid under such Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

15.                                    Merger.  This Guaranty represents the final agreement of Guarantor and the Beneficiary with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, by and among Guarantor and the Beneficiary.

16.                                    Execution in Counterparts.  This Guaranty may be executed by the parties hereto in multiple counterparts and shall be effective as of the date set forth above when each party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each party.  When so executed and delivered, each such counterpart shall be deemed an original, and all such counterparts shall be deemed one and the same document.  Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

[Signature pages follow.]

IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date and year first set forth above.

GUARANTOR:

ATLANTIC POWER CORPORATION

By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

[Signature Page to Atlantic Power Corporation Guaranty]

ACCEPTED AND AGREED TO BY THE BENEFICIARY:

TERRAFORM AP ACQUISITION HOLDINGS, LLC

By:	/s/ Carlos Domenech
Name:	Carlos Domenech
Title:	President & CEO

[Signature Page to Atlantic Power Corporation Guaranty]